EXHIBIT 99.1

Contact at 214/432-2000 Steven R. Rowley President & CEO
Arthur R. Zunker, Jr. Senior Vice President & CFO

News For Immediate Release
EAGLE MATERIALS INC. REPORTS
SECOND QUARTER RESULTS
     (Dallas, TX October 22, 2007): Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2008 ended September 30, 2007. Eagle produces and distributes Gypsum Wallboard, Cement, Recycled Paperboard and Concrete and Aggregates. The following are highlights of our second quarter results:
•	HIGHEST QUARTERLY CEMENT OPERATING EARNINGS IN OUR HISTORY
•	RECORD HIGH QUARTERLY SALES VOLUME IN CEMENT — OVER 1 MILLION TONS SOLD
•	REPURCHASED APPROXIMATELY 3.7 MILLION SHARES OF OUR STOCK (8%) DURING THE QUARTER
•	ON OCTOBER 2, 2007, WE ISSUED $200 MILLION IN SENIOR NOTES WITH AN AVERAGE INTEREST RATE OF 6.35% AND AN AVERAGE MATURITY OF 10 YEARS
     For the quarter ended September 30, 2007, revenues and net earnings were $210.5 million and $34.8 million, respectively. Revenues decreased 18% from the prior year second quarter and net earnings decreased 47% from the same period. Diluted earnings per share for the second quarter of fiscal 2008 were $0.73 compared with $1.32 in the same period a year ago, a 44% decline.
     Since June 30, 2007, Eagle has repurchased approximately 4 million shares of its stock, at an average purchase price of $38.31; leaving 1,489,500 shares available under its current repurchase authorization.
     Eagle remains well positioned to adapt to changing industry conditions because of our low-cost, diversified mix of construction products and building materials.
     Demand for cement in the U.S. remains at high levels requiring approximately 20% of total U.S. cement needs to be met by foreign imports. Cement demand in some U.S. regions has been negatively impacted by the residential slowdown; however, underlying cement demand in all four of our regional markets remains at high levels. Due to this strength in our cement markets, we expect fiscal 2008 to be our 22nd consecutive year of selling out our four cement plants.

     The Gypsum Association reported that approximately 23.4 billion square feet of wallboard was shipped by U.S. manufacturers during the first nine months of calendar 2007, a 15% decrease from the prior year, and industry utilization averaged in the low 80% during the quarter. Significant excess housing inventories continue to put downward pressure on new residential construction and the outlook for residential construction remains weak.
GYPSUM WALLBOARD
     Gypsum Wallboard revenues for the second quarter totaled $88.6 million, a 36% decrease from the $137.6 million for the same quarter a year ago. Gypsum Wallboard’s second quarter operating earnings were $15.2 million, down 74% from the $58.8 million for the same quarter last year. The revenue and earnings decline for the quarter resulted primarily from lower sales prices. The average net sales price for this fiscal year’s second quarter was $110 per MSF, 37% below the $176 per MSF for the same quarter last year. Gypsum Wallboard sales volume of 612 million square feet (MMSF) for the quarter declined 7% from the prior year’s second quarter.
CEMENT
     Operating earnings from Cement increased 4% to $36.3 million for the second quarter this year from $35.0 million for the same quarter last year. Prior year second quarter cement earnings include approximately $5.2 million related to (i) cash distributions received as a result of the industry settlement of the dispute regarding antidumping duties on cement from Mexico and (ii) the receipt of insurance proceeds related to our Mountain Cement operations. Excluding these items, operating earnings from cement would have increased 22% from the prior year’s second quarter. Cement revenues, including joint venture and intersegment revenues, for the second quarter totaled $101.1 million, 10% greater than the $91.5 million for the same quarter a year ago. Cement sales volume for the second quarter were a record high for Eagle and totaled 1,008,000 tons, 9% above the 924,000 tons for the same quarter last year. Eagle was able to meet these increased market requirements with additional manufacturing production from our recently expanded Illinois Cement plant and by continuing to supplement our markets with lower margin purchased cement. Eagle’s purchased cement sales volumes for the quarter declined to approximately 163,000 tons, or 16% of total sales volume, versus approximately 192,000 tons in the prior year’s second quarter. The average net sales price for this fiscal year’s second quarter was $96 per ton, 3% greater than the $93 per ton for the same quarter last year.
PAPERBOARD
     Eagle’s Paperboard operation reported second quarter revenues, including sales to Eagle’s Wallboard operations, of $35.1 million which was 6% greater than last year’s second quarter. Paperboard operating earnings of $4.1 million for the second quarter this year were down 3% from last year’s second quarter due primarily to a larger percentage of sales of low margin containerboard grade paper and higher costs of recycled fiber. For this year’s second quarter, Paperboard sales volume was 72,000 tons, up 3% from last year’s second quarter; however, the percentage of gypsum paper sales declined to 73% in the second quarter from 80% in the prior year’s second quarter. This year’s second quarter average net sales price of $476 per ton was 4% above last year’s second quarter average net sales price of $458 per ton.
CONCRETE AND AGGREGATES
     Revenues from Concrete and Aggregates were $24.8 million for this year’s second quarter, 11% less than the $28.0 million for the second quarter a year ago. Concrete and Aggregates reported a $4.1 million operating profit for this year’s second quarter, down 18% from the $5.0 million operating profit for the same quarter last year, primarily due to lower sales volumes in both Concrete and Aggregates.

     Concrete sales volume decreased 11% for the second quarter this year to 220,000 cubic yards from 248,000 cubic yards for the same quarter last year. Our Concrete quarterly average net sales price of $75 per cubic yard for the second quarter of fiscal 2008 was a record high for Eagle and was 7% higher than the $71 per cubic yard for the second quarter a year ago. Our Aggregates operation reported sales volume of 1.2 million tons for the current quarter, 20% less than the 1.5 million tons reported in the second quarter last year. Our Aggregates quarterly average net sales price was $7.02 during the second quarter and was 1% above last year’s second quarter Aggregates average net sales price.
DETAILS OF FINANCIAL RESULTS
     We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the “Joint Venture”). We utilize the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenues and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.
     In addition, for segment reporting purposes, we report intersegment revenues as a part of a segment’s total revenues. Intersegment sales are eliminated on the income statement. Refer to Attachment 4 for a reconciliation of the amounts referred to above.
     EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 2:00 p.m. Eastern Time (1:00 p.m. Central Time) on Tuesday, October 23, 2007. The conference call will be webcast simultaneously on the EXP Web site http://www.eaglematerials.com. A replay of the webcast and the presentation will be archived on that site for one year. For more information, contact EXP at 214-432-2000.
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     Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; availability of raw materials; changes in energy costs including, without limitation, natural gas; changes in the cost and availability of transportation; unexpected operational difficulties; inability to timely execute announced capacity expansions; governmental regulation and changes in governmental and public policy; changes in economic conditions specific to any one or more of the Company’s markets; competition; announced increases in capacity in the gypsum wallboard and cement industries; changes in the demand for residential housing construction or commercial construction; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including natural gas) could affect the revenues and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2007 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2007. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214/432-2000.
Steven R. Rowley
President and Chief Executive Officer
Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer
(1) Summary of Consolidated Earnings
(2) Revenues and Earnings by Lines of Business (Quarter)
(3) Revenues and Earnings by Lines of Business (Six Months)
(4) Sales Volume, Net Sales Prices and Intersegment and Cement Revenues
(5) Consolidated Balance Sheets

Eagle Materials Inc.
Attachment 1
Eagle Materials Inc.
Summary of Consolidated Earnings
(dollars in thousands, except per share data)
(unaudited)

			Quarter Ended September 30,
			2007	2006	Change
Revenues			$210,463	$256,468	-18%
Earnings Before Income Taxes			$50,361	$99,192	-49%
Net Earnings			$34,779	$66,095	-47%
Earnings Per Share:
	—	Basic	$0.74	$1.33	-44%
	—	Diluted	$0.73	$1.32	-44%
Average Shares Outstanding:
	—	Basic	46,729,756	49,583,882	-6%
	—	Diluted	47,336,936	50,221,791	-6%

			Six Months Ended September 30,
			2007	2006	Change
Revenues			$431,700	$516,442	-16%
Earnings Before Income Taxes			$107,824	$188,948	-43%
Net Earnings			$73,481	$125,187	-41%
Earnings Per Share:
	—	Basic	$1.55	$2.51	-38%
	—	Diluted	$1.53	$2.47	-38%
Average Shares Outstanding:
	—	Basic	47,337,065	49,957,401	-5%
	—	Diluted	47,962,356	50,684,030	-5%

Eagle Materials Inc.
Attachment 2
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Quarter Ended September 30,
	2007	2006	Change
Revenues*
Gypsum Wallboard	$88,563	$137,587	-36%
	42%	54%
Cement (Wholly Owned)	74,922	70,085	7%
	36%	27%
Paperboard	21,868	18,825	16%
	10%	7%
Concrete & Aggregates	24,494	27,517	-11%
	12%	11%
Other, net	616	2,454	-75%
	0%	1%

Total	$210,463	$256,468	-18%
	100%	100%

Operating Earnings
Gypsum Wallboard	$15,246	$58,818	-74%
	25%	56%
Cement:
Wholly Owned	27,059	23,967	13%
Joint Venture	9,274	11,001	-16%

	36,333	34,968	4%
	60%	33%
Paperboard	4,071	4,190	-3%
	7%	4%
Concrete & Aggregates	4,102	5,011	-18%
	7%	5%
Other, net	616	2,454	-75%
	1%	2%

Total Operating Earnings	60,368	105,441	-43%
	100%	100%
Corporate General Expenses	(5,746)	(5,133)
Interest Expense, net	(4,261)	(1,116)

Earnings Before Income Taxes	$50,361	$99,192	-49%

*Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.
Attachment 3
Eagle Materials Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Six Months Ended September 30,
	2007	2006	Change
Revenues*
Gypsum Wallboard	$193,390	$285,274	-32%
	45%	55%
Cement (Wholly Owned)	146,372	138,385	6%
	34%	27%
Paperboard	42,514	38,316	11%
	10%	7%
Concrete & Aggregates	48,286	51,188	-6%
	11%	10%
Other, net	1,138	3,279	-65%
	0%	1%

Total	$431,700	$516,442	-16%
	100%	100%

Operating Earnings
Gypsum Wallboard	$42,420	$122,793	-65%
	34%	61%
Cement:
Wholly Owned	48,477	39,926	21%
Joint Venture	15,450	16,998	-9%

	63,927	56,924	12%
	51%	28%
Paperboard	10,136	9,457	7%
	8%	5%
Concrete & Aggregates	8,151	8,786	-7%
	6%	4%
Other, net	1,138	3,279	-65%
	1%	2%

Total Operating Earnings	125,772	201,239	-38%
	100%	100%
Corporate General Expenses	(10,093)	(9,412)
Interest Expense, net	(7,855)	(2,879)

Earnings Before Income Taxes	$107,824	$188,948	-43%

*Net of Intersegment and Joint Venture Revenues listed on Attachment 4.

Eagle Materials Inc.
Attachment 4
Eagle Materials Inc.
Sales Volume, Net Sales Prices and Intersegment and Joint Venture Revenues
(unaudited)

	Sales Volume
	Quarter Ended			Six Months Ended
	September 30,			September 30,
	2007	2006	Change	2007	2006	Change
Gypsum Wallboard (MMSF’s)	612	657	-7%	1,254	1,392	-10%
Cement (M Tons):
Wholly Owned	753	715	5%	1,458	1,422	3%
Joint Venture	255	209	22%	513	412	25%

	1,008	924	9%	1,971	1,834	7%
Paperboard (M Tons):
Internal	24	27	-11%	50	58	-14%
External	48	43	12%	93	89	4%

	72	70	3%	143	147	-3%
Concrete (M Cubic Yards)	220	248	-11%	430	471	-9%
Aggregates (M Tons)	1,178	1,469	-20%	2,341	2,768	-15%

	Average Net Sales Price*
	Quarter Ended			Six Months Ended
	September 30,			September 30,
	2007	2006	Change	2007	2006	Change
Gypsum Wallboard (MSF)	$110.22	$175.69	-37%	$119.43	$171.55	-30%
Cement (Ton)	$95.68	$92.68	3%	$95.97	$91.86	4%
Paperboard (Ton)	$476.26	$457.64	4%	$478.75	$448.46	7%
Concrete (Cubic Yard)	$75.44	$70.80	7%	$75.32	$69.83	8%
Aggregates (Ton)	$7.02	$6.98	1%	$7.08	$6.79	4%
*Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenues
	Quarter Ended		Six Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Intersegment Revenues:
Cement	$2,763	$2,581	$4,831	$4,837
Paperboard	13,256	14,156	27,395	29,383
Concrete and Aggregates	351	442	680	759

	$16,370	$17,179	$32,906	$34,979

Cement Revenues:
Wholly Owned	$74,922	$70,085	$146,372	$138,385
Joint Venture	23,455	18,868	47,028	37,080

	$98,377	$88,953	$193,400	$175,465

Eagle Materials Inc.
Attachment 5
Eagle Materials Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	September 30,		March 31,
	2007	2006	2007*
ASSETS
Current Assets —
Cash and Cash Equivalents	$20,965	$76,317	$17,215
Accounts and Notes Receivable, net	76,861	97,563	77,486
Inventories	81,273	67,641	78,908

Total Current Assets	179,099	241,521	173,609

Property, Plant and Equipment —	1,047,206	919,170	986,821
Less: Accumulated Depreciation	(352,963)	(316,488)	(333,641)

Property, Plant and Equipment, net	694,243	602,682	653,180

Notes Receivable	7,992	—	8,270
Investments in Joint Venture	41,312	35,096	43,862
Goodwill and Intangibles	69,900	67,536	70,218
Other Assets	100,434	17,930	22,271

	$1,092,980	$964,765	$971,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities —
Accounts Payable	$65,320	$51,484	$52,359
Federal Income Taxes Payable	29,937	12,437	—
Accrued Liabilities	71,340	57,669	55,665

Total Current Liabilities	166,597	121,590	108,024

Senior Notes	200,000	200,000	200,000
Bank Credit Facility	120,000	—	—
Deferred Income Taxes	186,742	115,288	117,340
Stockholders’ Equity —	—	—	—
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 44,351,625, 49,058,188 and 47,909,103 Shares, respectively.	444	491	479
Capital in Excess of Par Value	—	—	—
Accumulated Other Comprehensive Losses	(850)	(1,404)	(850)
Retained Earnings	420,047	528,800	546,417

Total Stockholders’ Equity	419,641	527,887	546,046

	$1,092,980	$964,765	$971,410

*From audited financial statements.